UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2014

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

We held a special meeting of stockholders on February 28, 2014.  At the meeting, stockholders voted on the approval of the issuance of shares of our common stock upon conversion of our outstanding Series C-2, C-3, D and E preferred stock and exercise of related warrants if the conversion or exercise thereof requires the issuance of shares in excess of the New York Stock Exchange limits for share issuances without stockholder approval.  The vote on the resolution was approved with 10,036,529 shares for, 125,759 shares against, 127,803 shares abstaining and no broker non-votes.

Our stockholders also voted on the approval of the issuance of shares of our common stock upon the conversion of preferred stock and warrants sold to management in our January 2014 equity financing at a discount to market at the time of sale.  The vote on the resolution was approved with 9,938,803 shares for, 242,236 shares against, 109,052 shares abstaining and no broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: February 28, 2014	By:	/s/ Randy Milby
Name: Randy Milby
Title: Chief Executive Officer